UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	98-0454144 (IRS Employer Identification No.)

800 Gessner, Suite 200, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(281) 408-4880
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 18, 2011 the Chief Executive Officer and Chief Financial Officer of Strategic American Oil Corporation (the "Company") concluded that the Company's financial statements for its year ended July 31, 2010 should no longer be relied upon due to an error that impacted the Company's consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows as of and for our year ended July 31, 2010.

The error involved the Company treating certain warrant modifications (the fair value of which was $743,189) as deemed dividends rather than as a warrant modification expense. The Company intends to file with the SEC an amended Form 10-K for its year ended July 31, 2010 to correct this error.

The Company's Chief Executive Officer and Chief Financial Officer, authorized officers of the Company, discussed this filing with the Company's auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: October 27, 2011	"Sarah Berel-Harrop" Name: Sarah Berel-Harrop Title: Chief Financial Officer

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